Exhibit 99.2

Unaudited Proforma Condensed Financial Statements of Neutron Enterprises, Inc.

On November 29, 2006, Neutron Enterprises, Inc., a Nevada corporation (the “Company”), entered into a merger agreement with a wholly owned subsidiary of the Company and Stock-Trak, Inc., a Georgia corporation (“Stock-Trak”).  On January 3, 2007, the merger agreement was closed and Stock-Trak was merged into the subsidiary, which changed its name to Stock-Trak, Inc., and operates as a wholly owned subsidiary of the Company. Stock-Trak is an Atlanta, Georgia based provider of stock market portfolio simulation software and services to the education and corporate markets. The primary assets of Stock-Trak consist of intellectual property, trade receivables, and customer contracts. In consideration for the merger, the Company issued or paid, as applicable, to Mr. Brookshire, the sole shareholder of Stock-Trak: (i) 647,249 shares of common stock of the Company and (ii) a cash payment of $1,987,000.  The cash payment was subject to a post closing adjustment to the extent that the total assets less the total liabilities of Stock-Trak, on January 3, 2007, were greater or less than $150,000. The number of shares was based on a valuation of $2.3175 per share, which was the average of the closing prices of our common stock for the twenty business days preceding the execution of the merger agreement. Prior to entering into the merger agreement, the Company was party to a Joint Development Agreement with Stock-Trak pursuant to which Stock-Trak provided software development services to the Company. Other than the foregoing, there was no relationship between the Company or its directors and officers, or any associate of any of our directors or officers, on the one hand, and Stock-Trak or its executives on the other.

The unaudited pro forma condensed balance sheet and the unaudited pro forma condensed statement of operations for the periods indicated reflect the acquisition as if it took place on January 1, 2005.

The following unaudited pro forma financial statements are presented in accordance with Article 11 of Regulation S-X and are presented for illustrative purposes only and are not necessarily indicative of the financial position and results of operations that would have been achieved if the transaction had been consummated on the above date. This unaudited pro forma information should be read in conjunction with the Company’s historical financial statements reflected in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2006.

Neutron Enterprises, Inc.

Unaudited Proforma Condensed Balance Sheets

As of September 30, 2006

	Neutron Enterprises, Inc.	Stock-Trak, Inc.	Proforma Adjustments		Proforma Balance
Assets
Current assets
Cash and cash equivalents	$247,314	$15,738	(1,987,000	)(1)	$(1,723,948)
Accounts receivable	510,795	172,857			683,652
Inventory	20,089	—			20,089
Prepaid expenses	827,015	3,596			830,611
Total Current Assets	1,605,213	192,191			(189,596)

Property and equipment	87,528	18,268			105,796
Goodwill	—	—	3,487,000	(1)	3,395,483
			91,517	(2)

	$1,692,741	$210,459	$1,408,483		$3,311,683

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$73,695	$6,143			$79,838
Accrued liabilities	124,444	56,968			181,412
Accrued liabilities — related parties	93,727	—			93,727
Deferred revenue	348,744	15,000			363,744
Demand loans payable	1,257,906				1,257,906
Total current liabilities	1,898,516	78,111			1,976,627

Notes payable	—	40,832			40,832

Stockholders’ equity
Capital stock	46,230	4,174	(4,174	)(2)	46,877
			647	(1)
Additional paid in capital	33,503,430	—	1,499,353	(1)	35,002,782
Deficit	(33,751,785)	87,342	(87,342	)(2)	(33,751,785)
Accumulated other comprehensive income	(3,650)	—			(3,650)
Total stockholder’s equity	(205,775)	91,516			1,294,224

	$1,692,741	$210,459	$1,408,483		$3,311,683

Neutron Enterprises, Inc.

Unaudited Proforma Condensed Statement of Operations

For the nine months ended September 30, 2006

	Neutron Enterprises, Inc.	Stock-Trak, Inc.	Proforma Adjustments		Proforma Balance

Revenue	$1,535,800	$760,168			$2,295,968

Cost of goods sold	766,526	81,162			847,688
	769,274	679,006			1,448,280
Operating expenses
Salaries and benefits	5,219,286	314,438			5,533,724
General and administrative	815,341	131,689			947,030
Occupancy costs	171,701	32,620			204,321
Foreign exchange	1,897	—			1,897
Depreciation	16,097	—			16,097
	6,224,322	478,747			6,703,069

Write-off inventory	266,908	—			266,908
Interest expense	35,554	22,828			58,382
	6,526,784	501,575			7,028,359

Net (loss) earnings	$(5,757,510)	$177,431			$(5,580,079)

Weighted average shares outstanding	45,774,505	n/a	647,249	(3)	46,421,754

Earnings (loss) per share	$(0.13)				$(0.12)

Neutron Enterprises, Inc.

Unaudited Proforma Condensed Statement of Operations

For the year ended December 31, 2005

	Neutron Enterprises, Inc.	Stock-Trak, Inc.	Proforma Adjustments		Proforma Balance

Revenue	$1,020,596	$717,435			$1,738,031

Cost of goods sold	846,758	104,415			951,173
	173,838	613,020			786,858
Operating expenses
Salaries and benefits	1,596,157	359,261			1,955,418
General and administrative	2,025,656	196,162			2,221,818
Occupancy costs	174,582	51,938			226,520
Foreign exchange	(2,771)	—			(2,771)
Depreciation	32,726	5,262			37,988
	3,826,350	612,623			4,438,973

Write-off intangible assets	753,889	—			753,889
Interest (earnings) expense	(15,103)	7,030			(8,073)
	4,565,136	619,653			5,184,789

Net (loss) earnings	$(4,391,298)	$(6,633)	—		$(4,397,931)

Weighted average shares outstanding	45,313,425	n/a	647,249	(3)	45,960,674

Earnings (loss) per share	$(0.10)				$(0.10)

Notes to proforma statements

(1)            To record the purchase entry at acquisition of Stock-Trak on January 3, 2007

(2)            To eliminate Stock-Trak capital and retained earnings accounts at September 30, 2006

(3)            To adjust the weighted shares by the number of shares issued as consideration of the acquisition.